STRYKER,                                                     TWO PENN PLAZA EAST
TAMS & DILL LLP                                        NEWARK, NEW JERSEY 07105
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                                                                     Exhibit F-2


                                November 12, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  National Fuel Gas Company and Subsidiaries
          Form U-1 Application or Declaration
          (File No. 70-10074)

Ladies and Gentlemen:

     As New Jersey counsel for National Fuel Gas Company ("National"), a New Jersey corporation, we are delivering this opinion to you in connection with the Application-Declaration, filed on July 18, 2002, as amended (as amended, the "Application-Declaration"), under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), by National and each of the following wholly-owned subsidiaries of National (collectively, the "Subsidiaries"): National Fuel Gas Distribution Corporation ("Distribution"); National Fuel Gas Supply Corporation; Horizon Energy Development, Inc. and its subsidiaries; Highland Forest Resources, Inc.; Leidy Hub, Inc.; Data-Track Account Services, Inc.; Seneca Independence Pipeline Company; Seneca Resources Corporation and its subsidiaries; Upstate Energy Inc.; Niagara Independence Marketing Company; National Fuel Resources, Inc.; and Horizon Power, Inc. Capitalized terms used but not defined in this opinion have the meanings assigned thereto in the Application-Declaration.

     The Application-Declaration seeks authorization, from the effective date of the order of the Securities and Exchange Commission (the "Commission") thereon through December 31, 2005, for the financing and other transactions described in summary form in Section 1.3 of the Application-Declaration and in greater detail elsewhere in the Application-Declaration (collectively, the "Proposed Transactions"). The Application-Declaration also relates to certain other transactions over which National and the Subsidiaries have requested that the Commission reserve jurisdiction.


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Securities and Exchange Commission
November 12, 2002
Page 2


     Based upon the foregoing and subject to the qualifications and assumptions hereinafter specified, we are of the opinion that:

     1. National is a corporation duly organized and validly existing under the laws of the State of New Jersey.

     2. If (i) the Proposed Transactions are consummated as contemplated by the Application-Declaration and in accordance with the terms of the order or orders of the Commission with respect thereto, and, with respect to any securities registered with the Commission pursuant to the Securities Act of 1933, as amended, the registration statement(s) relating to such securities; (ii) the Boards of Directors of National and the Subsidiaries, as the case may be, or duly appointed and authorized committees thereof, or, in the case of certain securities, duly elected and authorized officers thereof, approve and authorize,
(a) each Proposed Transaction involving National or a Subsidiary, as the case may be, and (b) each plan, agreement, amendment, indenture, mortgage, deed of trust, supplemental indenture, officer's certificate, guarantee and any and all other documents (together, "Operative Documents") to be used in connection with each such Proposed Transaction; (iii) each Operative Document (a) has been duly executed and delivered by National or such Subsidiary, as the case may be, and, to the extent required, filed by National, (b) if applicable, has been duly authorized, executed and delivered by, and shall be the legal, valid and binding obligation of, each other party to such Operative Document, including each Approved Counterparty, and (c) shall have become effective; (iv) each security to be issued pursuant to the Proposed Transactions shall have been duly executed, authenticated and delivered, as appropriate, for the consideration contemplated; (v) the issuance of securities by Distribution shall have been authorized by the Public Service Commission of the State of New York and the Pennsylvania Public Utility Commission, if such authorization shall have been required; (vi) each Financing Subsidiary and Special Purpose Subsidiary shall be duly organized and validly existing under the laws of its jurisdiction of organization; (vii) each debt security issued by any such Financing Subsidiary or Special Purpose Subsidiary shall be a valid and binding obligation of such issuer enforceable in accordance with its terms; (viii) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein; and (ix) each Proposed Transaction to which this opinion relates shall be conducted under our supervision and all legal matters incident thereto shall be satisfactory to us, including the receipt in satisfactory form of opinions of other counsel qualified to practice in any jurisdiction in which we are not admitted to practice and the laws of which govern such Proposed Transaction or the parties to such Proposed
Transaction:

Securities and Exchange Commission
November 12, 2002
Page 3


     A. All laws of the State of New Jersey applicable to the Proposed Transactions involving National, as described in the Application-Declaration, will have been complied with;

     B. Insofar as New Jersey law is applicable, the National Common Stock and Preferred Securities to be issued in the Proposed Transactions will be validly issued, fully paid and non-assessable, and the holders thereof shall be entitled to the rights and privileges pertaining thereto as set forth in National's certificate of incorporation or any amendment thereto or other instrument which defines such rights and privileges;

     C. Insofar as New Jersey law is applicable, the debt securities, guaranties and other forms of credit support to be issued by National and the Stock Purchase Contracts, Stock Purchase Units, Interest Rate Hedges and Anticipatory Hedges to be executed and delivered by National will be valid and binding obligations of National enforceable in accordance with their respective terms, subject as to enforceability to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, without limitation (x) the possible unavailability of specific performance, injunctive relief or any other remedy, and (y) concepts of materiality, commercial reasonableness, good faith, fair dealing and equitable subordination;

     D. Insofar as New Jersey law is applicable, National will legally acquire
(I) the debt securities of direct and indirect Non-Utility Subsidiaries and of Distribution, and (II) the equity securities of Financing Subsidiaries, Special Purpose Subsidiaries and, if applicable, reorganized Non-Utility Subsidiaries; and

     E. The consummation of the Proposed Transactions involving National, as described in the Application-Declaration, will not violate the legal rights of the holders of any securities issued by National.

     We express no opinion as to (i) the subject matter jurisdiction of a federal court to consider any dispute arising out of any Interest Rate Hedge or Anticipatory Hedge, (ii) the provision of any Interest Rate Hedge or Anticipatory Hedge to the extent such provision waives any objection by any party to the laying of venue of any action or proceeding brought in any court and any claim that any such action or proceeding has been brought in any inconvenient forum, or (iii) the enforceability of any provision of any Interest

Securities and Exchange Commission
November 12, 2002
Page 4


Rate Hedge or Anticipatory Hedge relating to judgment currencies. We also express no opinion concerning the applicability of state securities or "blue sky" laws (including, without limitation, the New Jersey Uniform Securities Law, as amended) to any of the Proposed Transactions.

     In rendering the opinions expressed in paragraphs 2(C), and 2(E) hereof, we have assumed that the issuance and sale of any long-term debt securities or equity securities by National or any Subsidiary (including, without limitation, Non-Utility Subsidiaries, Financing Subsidiaries and Special Purpose Subsidiaries) will be in compliance with (i) all applicable restrictions set forth in the respective Operative Documents, and (ii) so long as any debentures or other evidences of indebtedness of National are outstanding under that certain Indenture, dated as of October 15, 1974, as amended and supplemented (as amended and supplemented, the "1974 Indenture"), between National and Irving Trust Company (now Bank of New York), as Trustee, all applicable restrictions set forth in the 1974 Indenture.

     A copy of this opinion is being delivered to Thelen Reid & Priest LLP who, in rendering their opinion of even date herewith to the Commission, are hereby authorized to rely upon the opinions expressed herein to the same extent as if this opinion had also been addressed directly to them.

     We hereby consent to the use and filing of this opinion as an exhibit to the Application-Declaration.

                                           Very truly yours,

                                           /s/ Stryker, Tams & Dill LLP

                                           STRYKER, TAMS & DILL LLP

cc:  Thelen Reid & Priest LLP